Part IV


              LOWE'S COMPANIES, INC. AND SUBSIDIARY COMPANIES

                   EXHIBIT 21 - SCHEDULE OF SUBSIDIARIES



NAME AND DOING BUSINESS AS:                       STATE OF  INCORPORATION

Lowe's Home Centers, Inc.                               North Carolina
The Contractor Yard, Inc.                               North Carolina
Sterling Advertising, Ltd.                              North Carolina
LF Corporation                                          Delaware
Lowe's Home Centres (Canada), Inc.                      Canada
LG Sourcing, Inc.                                       North Carolina